UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 15, 2011

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 313-5300

Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Management Incentive Compensation Plan

    On August 15, 2011, the Compensation Committee of the Board of Directors of Cree, Inc. (the “Company”) amended the Cree, Inc. Management Incentive Compensation Plan (as amended, the “MICP”).  The MICP is designed to motivate and reward excellent performance, to attract and retain outstanding senior management, to create a strong link between individual performance and the Company’s strategic and operating plans, to achieve greater corporate performance by focusing on results, and to encourage teamwork at the highest levels within the organization by providing opportunities for cash incentives based on the attainment of specific goals.  The MICP is effective for the Company’s fiscal years beginning on or after June 27, 2011 and covers executive officers (other than the Chief Executive Officer), other senior level managers who report directly to the Chief Executive Officer and other key employees who have been identified as participants by the Chief Executive Officer.

    Target awards under the MICP are expressed as a percentage of salary and vary based on position.  Awards are determined based on performance measures in two categories: corporate goals, set both annually and quarterly, and individual goals, which are established quarterly.  Annual corporate performance goals are defined in reference to fiscal year revenue and earnings per share (“EPS”) targets established at the beginning of the year.  The annual corporate goals require that a minimum level of performance must be achieved toward both the revenue and EPS targets before any award may be paid based on the annual goals.  Quarterly corporate performance goals are defined in reference to quarterly revenue and EPS targets established at the beginning of the quarter.  Individual goals are also established at the beginning of each fiscal quarter.  These goals include individual performance goals specific to such individual or his or her business unit’s performance for the quarter.  No award may be paid based on achievement of individual goals in a fiscal quarter unless the Company has achieved its corporate performance goals for that quarter.  Quarterly corporate goals and individual goals are measured at quarter end, and any corresponding awards are paid to eligible participants following approval of the award amounts by the Chief Executive Officer.  The actual awards paid to participants, if any, may vary with the level of achievement of the corresponding goals. For fiscal 2012, participating executive officers participate in the MICP only with respect to quarterly awards.

    Unless otherwise approved by the Compensation Committee in the case of executive officers or by the Chief Executive Officer in any other case, and except in the case of termination due to death or disability or in connection with a change in control, eligible participants must be employed by the Company on the last day of the performance period in order to receive payment for an award under the MICP.  The MICP provides that, in the event of a change in control, the Company’s performance against the quarterly corporate goals and each participant’s performance measurement against individual goals for any performance period ending after the effective date of the change in control will be deemed to be 100%, the Company’s performance against the annual corporate goals will be deemed to be at least 100%, and the associated awards will be paid regardless of whether the participant remains employed during or at the end of the performance period.

    The foregoing description of the MICP is subject to and qualified in its entirety by the MICP, which is included as Exhibit 10.1 to this report and incorporated herein by reference.

Grant of Performance Units

    On August 15, 2011, the Compensation Committee of the Company’s Board of Directors approved the grant of performance units to Charles M. Swoboda, the Company’s Chairman, Chief Executive Officer and President, John T. Kurtzweil, the Company’s Executive Vice President – Finance and Chief Financial Officer, and Stephen D. Kelley, the Company’s Executive Vice President and Chief Operating Officer, under the Company’s 2004 Long-Term Incentive Compensation Plan, as amended (the “LTIP”), which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, dated October 25, 2010, as filed with the Securities and Exchange Commission on October 29, 2010.  The performance units are designed to provide Messrs. Swoboda, Kurtzweil and Kelley annual incentive compensation if the Company’s financial performance for fiscal 2012 achieves certain pre-established targets.  The targets under the performance units are the same as those established for the annual corporate performance goals under the MICP.  Any payment under the performance units will be paid in cash.  Utilizing an award under the LTIP permits the award to qualify for the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended.

    Each executive is eligible to receive pursuant to his performance units an annual incentive award determined by multiplying his base salary, his target award level and a performance measurement (specified as a percentage between 0% and 150%) derived by comparing the Company’s fiscal 2012 financial performance against pre-established revenue and earnings per share targets.  In the event of a change in control during fiscal 2012, the percentage for each measure will be not less than 100%.  The performance units awarded to Mr. Swoboda for fiscal 2012 were granted pursuant to the terms of a Notice of Grant dated August 15, 2011 and a Master Performance Unit Award Agreement dated August 18, 2008 (the “Swoboda Award Agreement”).  Mr. Swoboda’s target award level is set at 100% of his base salary.  The performance units awarded to Mr. Kurtzweil for fiscal 2012 were granted pursuant to the terms of a Notice of Grant dated August 15, 2011 and a Master Performance Unit Award Agreement dated August 16, 2010 (the “Kurtzweil Award Agreement”).  Mr. Kurtzweil’s target award level is set at 39% of his base salary.  The performance units awarded to Mr. Kelley for fiscal 2012 were granted pursuant to the terms of a Notice of Grant dated August 15, 2011 and a Master Performance Unit Award Agreement dated August 16, 2010 (the “Kelley Award Agreement”).  Mr. Kelley’s target award level is set at 39% of his base salary.

    Except as provided in the Company’s Severance Plan for Section 16 Officers (filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 22, 2008) and except as provided with respect to death or long-term disability or a change in control, (i) each executive must be continuously employed by the Company in the positions referenced above for such executive through the last day of the performance period, (ii) the performance units will not be considered earned by the executive until the last day of the performance period, and (iii) if the executive terminates his employment prior to the last day of the performance period, with or without cause, he will forfeit his performance units.  If there is a change in control and Mr. Swoboda’s employment terminates on or prior to June 24, 2012, Mr. Swoboda will not be entitled to payment under his performance units; however, he is entitled to payment of a similar amount under his Change in Control Agreement filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 22, 2008.  If Mr. Kurtzweil’s or Mr. Kelley’s employment terminates in connection with a change in control (as such term is defined in the executive’s Change in Control Agreement filed as Exhibits 10.5 and 10.6, respectively, to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 22, 2008) on or prior to June 24, 2012, the terminated executive will be entitled to payment under his performance units.

    The foregoing description of the grant of performance units is subject to and qualified in its entirety by the Notices of Grant included as Exhibits 10.2, 10.3 and 10.4 to this report, the Swoboda Award Agreement included as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 22, 2008, and the Kurtzweil Award Agreement and Kelley Award Agreement included as Exhibits 10.5 and 10.6, respectively, to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 19, 2010, each of which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Management Incentive Compensation Plan
10.2	Notice of Grant to Charles M. Swoboda, dated August 15, 2011
10.3	Notice of Grant to John T. Kurtzweil, dated August 15, 2011
10.4	Notice of Grant to Stephen D. Kelley, dated August 15, 2011

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ John T. Kurtzweil
John T. Kurtzweil
Executive Vice President - Finance, Chief Financial Officer and Treasurer

Date:  August 19, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Management Incentive Compensation Plan
10.2	Notice of Grant to Charles M. Swoboda, dated August 15, 2011
10.3	Notice of Grant to John T. Kurtzweil, dated August 15, 2011
10.4	Notice of Grant to Stephen D. Kelley, dated August 15, 2011